Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 20, 2019, in Amendment No. 4 to the Registration Statement (Form F-1 No. 333-231655) and related Prospectus of Biophytis S.A. dated July 11, 2019.

/s/ Ernst & Young et Autres

Paris-La Défense, France

July 11, 2019